UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2009

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2009, State Street entered into a letter agreement with each of Ronald E. Logue, Edward J. Resch, Joseph L. Hooley, Joseph C. Antonellis, and James S. Phalen, its named executive officers for purposes of disclosure in its proxy statement.

Under the terms of the letter agreement, each of the senior executive officers agreed to a provision permitting, under certain circumstances, the recovery by State Street of common stock provided to the officer in March 2009 in settlement of performance awards granted in early 2007 as part of 2006 incentive compensation, and for Messrs. Hooley and Antonellis, awards granted in December 2006 in connection with their appointment to the office of Vice Chairman. The settlement of these awards is consistent with the achievement of specified financial goals over the completed 2007-2008 period. In addition, the letter agreement contains a provision permitting the recovery by State Street of any bonus, retention award or incentive compensation paid to these officers based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate, all within the meaning of, and to the extent required by, the Emergency Economic Stabilization Act of 2008, as amended.

A copy of the form of letter agreement is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Exhibits.

99.1	Form of Letter Agreement entered into between State Street Corporation and each of Ronald E. Logue, Edward J. Resch, Joseph L. Hooley, Joseph C. Antonellis and James S. Phalen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ David C. Phelan
Name:	David C. Phelan
Title:	Executive Vice President and General Counsel

Date: March 6, 2009

EXHIBIT INDEX

99.1	Form of Letter Agreement entered into between State Street Corporation and each of Ronald E. Logue, Edward J. Resch, Joseph L. Hooley, Joseph C. Antonellis and James S. Phalen.